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As filed with the Securities and Exchange Commission on February 28, 2001

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-A
 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Seattle Genetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	91-187-4389 (IRS Employer Identification No.)
22215 26th Ave. SE, Suite 3000 Bothell, Washington (Address of principal executive offices)	98021 (Zip Code)

If this form relates to the registration of a class of registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /	If this form relates to the securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /x/

    Securities Act registration statement file number to which this form relates: 333-50266 (if applicable)

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

     Securities to be registered pursuant to Section 12(g) of the Act:

     Common Stock, par value $0.001 per share
(Title of Class)

Item 1.  Description of Registrant's Securities to be Registered

    Incorporated by reference to the information set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (SEC File No. 333-50266), as amended by Amendment No. 1 filed on December 5, 2000, Amendment No. 2 filed on January 4, 2001, Amendment No. 3 filed on February 8, 2001 and Amendment No. 4 filed on February 23, 2001 (the "Form S-1 Registration Statement").

Item 2.  Exhibits

    The following exhibits are filed as a part of this Registration Statement:

1.1	Specimen certificate for Registrant's Common Stock—incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement.
2.1	Amended and Restated Certificate of Incorporation—incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.
2.2
Form of Amended and Restated Certificate of Incorporation to be filed with the Delaware Secretary of State upon the Registrant's reincorporation in Delaware—incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.
2.3	Certificate of Amendment of Certificate of Incorporation—incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement.
2.4	Bylaws—incorporated herein by reference to Exhibit 3.4 to the Form S-1 Registration Statement.
2.5
Amended and Restated Investors' Rights Agreement dated December 22, 1999 between the Registrant and certain holders of the Registrant's securities—incorporated herein by reference to Exhibit 4.2 to the Form S-1 Registration Statement.

SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

SEATTLE GENETICS, INC.
Date: February 28, 2001	By:	/s/ H. PERRY FELL H. Perry Fell Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Specimen certificate for Registrant's Common Stock—incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement.
2.1	Amended and Restated Certificate of Incorporation—incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.
2.2
Form of Amended and Restated Certificate of Incorporation to be filed with the Delaware Secretary of State upon the Registrant's reincorporation in Delaware—incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.
2.3	Certificate of Amendment of Certificate of Incorporation—incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement.
2.4	Bylaws—incorporated herein by reference to Exhibit 3.4 to the Form S-1 Registration Statement.
2.5
Amended and Restated Investors' Rights Agreement dated December 22. 1999 between the Registrant and certain holders of the Registrant's securities—incorporated herein by reference to Exhibit 10.5 to the Form S-1 Registration Statement.

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SIGNATURE
INDEX TO EXHIBITS